Exhibit B

                             JOINT FILING AGREEMENT

                     This Agreement is filed as an exhibit to Schedule 13G/A being filed by Potomac Capital Management LLC, Potomac Capital Management Inc., and Paul J. Solit in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, which requires an agreement in writing indicating that the Schedule 13G/A to which this Agreement is attached is filed on behalf of the below-named entities, that they are each responsible for the timely filing of the Schedule 13G/A and any amendments thereto and for the completeness and accuracy of the information concerning such persons contained therein.

         Dated: September 8, 2008


                                           POTOMAC CAPITAL MANAGEMENT LLC

                                           By:    /s/      Paul J. Solit
                                                 -------------------------------
                                                  Paul J. Solit, Managing Member

                                           POTOMAC CAPITAL MANAGEMENT INC.

                                           By:      /s/     Paul J. Solit
                                                 -------------------------------
                                                      Paul J. Solit, President

                                              PAUL J. SOLIT

                                              By:     /s/ Paul J. Solit
                                                 -------------------------------
                                                   Paul J. Solit